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                                    EXHIBIT 3.2

                          Bylaws of Americorp, as amended

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                                       BYLAWS

                                         OF

                                     AMERICORP


                                     ARTICLE I
                                      OFFICES

     1.1. PRINCIPAL OFFICE. The principal offices of Americorp (the "Corporation") shall be at 300 South Mills Road, Ventura, California 93003.

     1.2. OTHER OFFICES. The Corporation may have such other offices within or without the State of California as the Board of Directors may, from time to time, determine.

     1.3. REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Corporation is situated at 304 East Main Street, Ventura, California 93003, and the registered agent, whose business address is and shall be identical to the address of the registered office, is Harry L. Maynard. The registered office, registered agent, or the address thereof, may be changed from time to time by the Board of Directors as provided by law.

                                     ARTICLE II
                           STOCK AND THE TRANSFER THEREOF

     2.1. STOCK CERTIFICATES. The shares of the Corporation shall be represented by certificates signed by the Chairman or Vice Chairman of the Board or the President or a Vice-President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be facsimile. In case any officer who has signed shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     There shall be set forth upon the face or back of every certificate representing shares issued by the Corporation a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Articles of Incorporation.

     Each certificate representing shares shall state upon the face thereof:

           (a) The Corporation is organized under the laws of the State of California,

           (b) The name of the person to whom issued,

           (c) The number and class of shares which such certificate represents, and

           (d) The par value of each share.


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     No certificate shall be issued for any share until such share is fully paid for.

     2.2.  CONSIDERATION FOR SHARES. Shares may be issued:

           (a) for such consideration as is determined from time to time by the board consisting of any or all of the following: money paid; labor done; services actually rendered to the Corporation or for its benefit or in its formation or reorganization; debts or securities cancelled; and tangible or intangible property actually received either by the Corporation or by a wholly owned subsidiary. Neither promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or unless permitted under the California General Corporation Law) nor future services shall constitute payment or part payment for shares of the Corporation.

           (b) As a share dividend or upon a stock split, reverse stock split, reclassification of outstanding shares into shares of another class, conversion of outstanding shares into shares of another class, exchange of outstanding shares for shares of another class or other change affecting outstanding shares.

     The board shall state by resolution its determination of the fair value to the Corporation in monetary terms of any consideration other than money for which shares are issued. This does not affect the accounting treatment of any transaction, which shall be in conformity with generally accepted accounting principles.

     2.3. LOST AND DESTROYED CERTIFICATES. The Board of Directors may direct new certificate or certificates to be issued in place of any certificate or certificates which has been allegedly lost, stolen or destroyed upon receipt of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Board of Directors when authorizing such issue of a new certificate or certificates may, in its discretion, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or both. Except as provided herein, no new certificate evidencing shares of stock shall be issued until the old certificate or certificates for which the new certificate is to be issued is surrendered for cancellation.

     2.4. TRANSFERS OF STOCK. Except as otherwise provided by law, the stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney upon surrender of the certificate or certificates for such shares only endorsed or transferred.

     The Corporation shall be entitled to treat the holder of record, including any voting trust, of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equity or any other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be required by the laws of California.


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          2.4.1.    TRANSFER RESTRICTIONS.  The Corporation shall have the
right to impose restrictions upon the transfer of any shares of its common stock or any interest therein, from time to time issued, provided that such restrictions as made from time to time be so imposed or notice of the substance thereof shall be set forth upon the face or back of the certificates representing such shares of stock.

          2.4.2. FIRA NOTICE. As a condition to the transfer of shares in the stock transfer books of the Corporation, the Corporation shall have the right to demand from any shareholder requesting a transfer evidence sufficient to the Corporation to assure itself that the shareholder requesting the transfer has complied with all prior notice requirements, if any, imposed by regulatory agencies which supervise the Corporation. In particular, but without limitation, the Corporation can, as a condition to transfer, require sufficient evidence to indicate to its satisfaction shareholder compliance, if applicable, with the prior notification requirements of the Change in Control Act of 1978 (12 U.S.C. Section 1817(j)), Title VI of FIRA as set forth in Regulation Y at 12 C.F.R. Section 225.41.

     2.5. REDEMPTION OR PURCHASE OF THE CORPORATION'S OWN SHARES. Before the Corporation purchases or redeems any shares of its common or preferred stock, the appropriate officer of the Corporation shall, if applicable, have the Corporation comply with the prior notice requirements upon certain purchases or redemptions as set forth in Regulation Y at 12 C.F.R. Section 225.4 which requires the Corporation to provide sixty (60) days' prior notice if, generally, the consideration paid during any twelve (12) month period for the purchase or redemption of its equity securities equals or exceeds ten percent (10%) of the Corporation's consolidated net worth.

                                    ARTICLE III
                      SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

     3.1. ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of February of each year, but if such day be a holiday, then on the first day thereafter which is not a holiday. The place of the annual meeting shall be the principal executive office of the Corporation or such other place within or without the State of California as the Board of Directors may determine.

     3.2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, a Vice-President, Chairman of the Board, the Board of Directors or the holders of shares entitled to not less than ten percent (10%) of the votes at the meeting. Special meetings shall be held at the principal office of the Corporation or such other place within or without the State of California as the Board of Directors may determine.

     3.3. NOTICE OF MEETINGS. Written notice of the meeting shall be given not less than ten (10) not more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those


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matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election. Notice shall be given either personally or by first-class mail.

     3.4.  NOTICE AND WAIVER.

           (a) If mailed, notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon paid. If notice mailed to the last known address of any shareholder of record is returned as undeliverable, all future notices to such shareholders shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice to all other shareholders.

           (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

           (c) The transactions of any meeting of shareholders, however called and noticed, and wherever held, are valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or in proxy, and if, either before or after, the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise required by the laws of California.

     3.5. FIXING RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty
(60) days prior to any other action. If no record date is


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fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholder shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth day prior to the date of such action, whichever is later. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     3.6. VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten (10) days before such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with these requirements shall not affect the validity of any action taken at any such shareholders' meeting.

     3.7. QUORUM. A quorum at any meeting of the shareholders shall consist of a majority of the shares entitled to vote, represented in person or by proxy. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter, which shares voting affirmatively also constitute at least a majority of the required quorum, shall be the act of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If less than a majority of the shares entitled to vote are represented at a meeting, a majority of the shares as represented may adjourn the meeting. At such later meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally notified, if the adjournment is less than forty-five (45) days.

     3.8.  PROXIES.


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           (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares.

           (b) No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or, as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

           (c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

           (d) Except when other provision shall have been made by written agreement between the parties, the recordholder of shares which such person holds as pledgee or otherwise as security or which belong to another shall issue to the pledgor or to the owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

           (e) A proxy which states that it is irrevocable is irrevocable for the period specified therein (notwithstanding paragraph (c)) when it is held by any of the following or a nominee of any of the following:

               (1) A pledgee.

               (2) A person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person's shares in the Corporation to the maker of the proxy.

               (3) A creditor or creditors of the Corporation or the shareholder who extended or continued credit to the Corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extended or continuing credit.

               (4) A person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for.

               (5) A beneficiary of a trust with respect to shares held by the trust.

     Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of the Corporation or dies,


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the debt of the Corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated, or the person ceases to be a beneficiary of the trust. In addition to the foregoing clauses (1) through (4), a proxy may be made irrevocable (notwithstanding paragraph (c)) if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligations secured by it.

           (f) A proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears, in the case of certificated securities, on the certificate representing such shares.

     3.9. VOTING OF SHARES. Each outstanding share of common stock shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of shareholders.

     3.10. ELECTION OF DIRECTORS, CUMULATIVE VOTING.

           (a) Every shareholder complying with paragraph (b) and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

           (b) No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

           (c) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.

           (d) Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

     3.11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Corporation owned by its subsidiary shall not be entitled to vote on any matter.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine, or, in the absence of such provision, by the chairman of the board, president or any vice president of


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such corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation.

     Shares held by the Corporation in a fiduciary capacity, and shares of the Corporation held in a fiduciary capacity by its subsidiary, shall not be entitled to vote on any matter, except to the extent that the seller or beneficial owner possesses and exercises a right to vote or to give the Corporation binding instructions as to how to vote such shares.

     Subject to the preceding paragraph, shares held by an administrator, executor, guardian, conservator or custodian may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

     Subject to the provisions of Section 3.8 above, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment is given to the Corporation.

     If authorized to vote shares by the power of attorney by which the attorney in fact was appointed, shares held by or under the control of an attorney in fact may be voted and the Corporation may treat all rights incident thereto as exercisable by the attorney in fact, in person or by proxy, without the transfer of the shares into the name of the attorney in fact.

     3.12. CHAIRMAN. The Chairman of the Corporation or in his absence the Vice-Chairman shall act as Chairman at all meetings of the shareholders.

     3.12 ORAL VOTE. Voting shall be oral but shall be by written ballot if such vote is demanded by any shareholder present in person or by proxy and entitled to vote.

     3.13. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would


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be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Unless the consents of all shareholders entitled to vote have been solicited in writing, (1) notice of any shareholder approval pursuant to California General Corporation Law Sections 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and (2) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.

     Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

                                     ARTICLE IV
                           DIRECTORS, POWERS AND MEETINGS

     4.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by a Board of Directors, except as otherwise provided by the California General Corporation Law, the Articles of Incorporation or these Bylaws.

     4.2. NUMBER, TENURE AND QUALIFICATIONS. The directors of the Corporation shall be not less than four (4) nor more than seven (7) natural persons of the age of eighteen (18) years or older. The number of directors to serve until the next succeeding annual meeting shall be set at each annual meeting of shareholders. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and, thereafter, until his successor has been elected and has qualified. Directors shall be removable in the manner provided by the statutes of California.

     4.3. RESIGNATIONS. Any director may resign effective upon giving written notice of his resignation to the Chairman of the Board, the President, the Secretary or the Board of Directors, which resignation shall take effect at the time specified therein, or, if no time be specified, then at the time of receipt thereof.

     4.4. FILLING VACANCIES-SPECIAL MEETING OF SHAREHOLDERS-NOTICE OF OPPOSITION-RESIGNATION. Except for a vacancy created by the removal of a director, vacancies on the board may be filed by approval of the board or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice or (3) a sole remaining director. Vacancies occurring in the board by reason of the removal of directors may be filled only by approval of the shareholders.


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     The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

     If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, then both of the following shall be applicable:

           (a) Any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of shareholders, or

           (b) The superior court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire board. The term of office of any director shall terminate upon that election of successors.

     4.5. ANNUAL MEETINGS. The annual meeting of the Board of Directors or any committee designated by the Board shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or outside California, for the holding of additional regular meetings without other notice than such resolution.

     4.6. SPECIAL MEETINGS. Special meeting of the Board of Directors or any committee designated by the Board may be called by or at the request of the President or any director.

     4.7. NOTICE. Notice of any special meeting of the Board of Directors or any committee designated by the Board shall be given by written notice mailed to each director at his business address at least four (4) days prior to the meeting, or by notice given at least forty-eight (48) hours previously by telegram, telephone or written notice delivered personally. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Notice need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting. All such warranties, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The attendance of a director at a meeting constitutes a waiver of notice of such meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. Neither business to be transacted at nor the purpose of any special meeting of the Board of Directors or any committee designated by the Board need be specified in the notice or waiver of notice of such meeting.

     4.8. TELEPHONE MEETINGS. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment


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by which all persons participating in the meeting can hear each other at the same time.

     4.9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting in which a quorum is present shall be the act of the Board of Directors.

     4.10. COMPENSATION. By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at meetings; or a stated salary as director. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity as an officer, as an officer, employee, agent or otherwise and receiving compensation therefor.

     4.11. PRESUMPTION OF ASSENT. The assent of a director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be entered in the minutes of the meeting unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     4.12. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may designate from among its members an executive and one or more other committees, each consisting of two or more directors, each committee of which to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to the approval of any action for which the California General Corporation Law also requires shareholders' approval or approval of outstanding shares, the filling of vacancies on the board or any committee, the amendment or repeal of the Bylaws or the adoption of new bylaws, the amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable, a distribution, except at a rate in a periodic amount or within a price range determined by the board, and the appointment of other committees of the board or the members thereof. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     4.13. ACTION BY DIRECTORS WITHOUT MEETING. Any action required to be taken at a meeting of the directors of the Corporation or of any executive committee or any action which may be taken at any such meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or executive committee members entitled to vote with respect to the subject matter thereof.

     4.14. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the Corporation and shall, from time to time, consult and advise with the


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

President in the direction and management of the Corporation's business and affairs, and shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

     4.15. BANK ACCOUNTS. Anything herein to the contrary notwithstanding, the Board of Directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to sign checks, drafts or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Corporation at any bank or trust company or banking institution in which the Corporation may maintain an account or to cash checks, notes, drafts or other bankable securities or instruments, and such authority may be general or confined to specific instances, as the Board may elect; but unless so authorized by the Board, no officer, agent or employee shall have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     4.16. DIVIDENDS. If and in the manner permitted by the California General Corporation Law, the Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay, dividends in cash, property or its own shares.

     4.17. DIRECTORS AND OFFICERS TO EXERCISE POWERS IN GOOD FAITH; LIABILITY.

           (a) A director shall perform the duties of a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

           (b) In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

               (1) One or more officers or employees of the Corporation whom the director believes to be reliable and competent in the matters presented,

               (2) Counsel, independent accountants or other persons as to matters which the director believes to be within such person's professional or expert competence, or

               (3) A committee of the board upon which the director does not serve, as to matters within its designated authority, which committee the director believes to merit confidence, so long as, in any such case, the director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

           (c) A person who performs the duties of a director in accordance with subsections (a) and (b) shall have no liability based upon any alleged failure to discharge the person's obligations as a director.



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

     4.18. CONFLICT OF INTEREST.

           (a) No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if,

               (1) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders in good faith, with the shares owned by the interested directors or directors not being entitled to vote thereon, or

               (2) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transactions is just and reasonable as to the Corporation at the time it is authorized, approved or ratified, or

               (3) As to contracts or transactions not approved as provided in paragraph (1) or (2) of this subsection, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved or ratified. A mere common directorship does not constitute a material financial interest within the meaning of this subsection. A director is not interested within the meaning of this subsection in a resolution fixing the compensation of another director as a director, officer or employee of the Corporation, notwithstanding the fact that the first director is also receiving compensation from the Corporation.

           (b) No contract or other transaction between the Corporation and any corporation or association of which one or more of its directors are directors is either void or voidable because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if

               (1) The material facts as to the transaction and as to such director's other directorship are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors or the contract or transaction is approved by the shareholders in good faith, or

               (2) As to contracts or transactions not approved as provided in paragraph (1) of this subsection, the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified.


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

           (c) Interested or common directors may be counted in determining the presence of a quorum at a meeting of the board or a committee thereof which authorizes, approves or ratifies a contract or transaction.

     4.19. SALE, MORTGAGE OR LEASE OF ASSETS. The sale, lease, conveyance, exchange, transfer or other disposition of all or substantially all of the property and assets of the Corporation in the usual and regular course of its business and the mortgage or pledge of, hypothecation, the creation of security interests in, or any other dedication to the repayment of indebtedness or performance of any contract or obligation of any or all property and assets of the Corporation, with or without recourse and whether or not in the usual and regular course of business, may be made upon such terms and conditions and for such consideration, which may consist in whole or in part of cash or other property, including shares, obligations or other securities of any other corporation, domestic or foreign, as are authorized by the Board of Directors, and in any such case, approval by the shareholders shall not be required.

                                     ARTICLE V
                                OFFICERS AND AGENTS

     5.1. OFFICERS. The officers of the Corporation shall consist of a Chairman of the Board, President, or both, a Vice-Chairman, a Secretary and a Chief Financial Officer, each of whom shall be natural persons of the age of eighteen (18) years or older and elected by the Board of Directors. The Board of Directors may elect or appoint such other officers and assistant officers and agents as may be deemed necessary. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws. The Chairman of the Board shall fix the term of office and salaries of all of the officers of the Corporation. Any two or more offices may be held by the same person.

     5.2. REMOVAL OF OFFICERS. Any officer or agent may be removed by the Board of Directors or by the Executive Committee, if any, whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     5.3. PRESIDENT. The President shall be the chief executive officer of the Corporation and in the absence of the Chairman and Vice-Chairman of the Board or Vice-Chairman shall preside at any meeting of the Board of Directors at which he is present. He shall be in charge of the management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, and he shall have the authority and powers necessary to perform such duties.

     5.4.  CHAIRMAN.

     The Board of Directors shall appoint one of its members to be the Chairman of the Board to serve at the pleasure of the Board. Such person shall preside at all meeting of the Board of Directors and the Chairman of the


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

Board shall have and may exercise such further powers and dues as from time to time may be conferred upon, or assigned by the Board of Directors.

     5.5. VICE-CHAIRMAN. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors.

     5.6. VICE-PRESIDENT. Any Vice-President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors.

     5.7. SECRETARY. The Secretary shall, if requested by the President, attend all sessions of the Board of Directors and record all votes and the minutes of all proceedings in a book or books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall cause due notice to be given of all meetings of the shareholders and Board of Directors. He shall keep in safe custody the corporate records and the seal of the Corporation and when authorized by the Board shall affix the seal to any instrument requiring it, and when so affixed, it shall be attested by his signature. The Secretary shall sign with the President or a Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. He shall have general charge of the stock transfer books of the Corporation and copies of information concerning voting trusts, if any. He shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

     5.8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep, in a book kept for such purpose, the records of all shareholders' meetings, including records of all votes and minutes of such meetings; such book shall be kept by him at the registered office of the Corporation and shall be deemed to be in the Chief Financial Officer's custody. Additionally, the Chief Financial Officer shall act as voting inspector as provided in Section 7.07 of the California General Corporation Law, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots and consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. In addition, the Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, take proper vouchers for such disbursements, and shall render to the President and the directors whenever they may require it an account of all his transactions and of the financial condition of the Corporation. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of the duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Assistant Chief Financial Officers, if any, shall have the same powers and duties, subject to the supervision of the Chief Financial Officer.

                                     ARTICLE VI
                        INDEMNIFICATION OF CORPORATE AGENTS

     6.1. DEFINITIONS. For the purposes of this Article, (1) "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of another foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; (2) "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and (3) "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 6.4 or paragraph (3) of Section 6.5.

     6.2. THIRD-PARTY ACTIONS. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     6.3. DERIVATIVE ACTIONS. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interest of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 6.3:
(1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation, unless and only to the extent that the court in which proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine; (2) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or (3) Of expenses incurred in defending a threatened or binding action which is settled or otherwise disposed of without court approval.

     6.4. MANDATORY INDEMNIFICATION. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 6.2 or 6.3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     6.5. STANDARDS. Except as provided in Section 6.4, any indemnification under this Section shall be made by the Corporation only if authorized in the specific case, upon determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 6.2 or 6.3, by: (1) A majority vote or a quorum consisting of directors who are not parties to such proceeding; (2) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) The court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

     6.6. EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

     6.7. NONEXCLUSIVE. The indemnification provided by this Article shall not be deemed exclusive of any other rights, consistent with the law, to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be an agent and shall inure to the benefit of heirs, executors and administers. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled to by contract or otherwise. The indemnification provided by this Article shall not be interpreted as limiting. Indemnification shall be allowed to the fullest extent as is and shall be permitted by the laws of California.

     6.8. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

                                    ARTICLE VII
                                    TENDER OFFER

     7.1. OPPOSITION OF TENDER OFFER. The Board of Directors may, if it deems it advisable, oppose a tender offer or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issue; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

           (a) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

           (b) Whether a more favorable price could be obtained for the Corporation's securities in the future;

           (c) The impact which an acquisition of the Corporation would have on the employees, depositors and customers of the Corporation and its subsidiaries and the communities which they serve;

           (d) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation stock;

           (e) The value of the securities (if any) which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the corporation or other entity whose securities are being offered; and

           (f) Any antitrust or other legal and regulatory issues that are raised by the offer.

     7.2. REJECTION OF OFFER. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and soliciting a more favorable offer from another individual or entity.

                                    ARTICLE VIII
                                   MISCELLANEOUS

     8.1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.


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

     8.2. WAIVER AND EFFECTIVE DATE OF NOTICE. Whenever notice is required to be given to any shareholder or director under the provisions of the California General Corporation Law or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

     8.3. AMENDMENT OF BYLAWS. Subject to repeal or change by action of the shareholders, the Bylaws may be altered, amended or repealed, from time to time, in while or in part, by the affirmative vote of a majority of the Board of Directors at a meeting called for that purpose or by consent.

     8.4. CONFLICT. In the event of any conflict between any provision in these Bylaws and in the Corporation's Articles of Incorporation, the provision in the Articles shall control.


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